EXHIBIT 5.1

                                 LOEB & LOEB LLP
                    10100 Santa Monica Boulevard, Suite 2200
                         Los Angeles, California, 90067



Direct Dial: 310-282-2350
e-mail: dficksman@loeb.com
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                                  June 3, 2003

Nova International Films, Inc.
Board of Directors
Suite 805, One Pacific Place
Queensway, Hong Kong

Ladies and Gentlemen:

         We have acted as counsel to Nova International Films, Inc., a Delaware company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering a total of 11,500,000 shares of its common stock, $.00001 par value per share (the "Common Stock") of which 10,000,000 are issuable pursuant to the Company's 2003 Stock Compensation Plan and 1,500,000 are issuable pursuant to certain consulting agreements. The Registration Statement also covers the resale of 1,176,000 shares of Common Stock which will be sold by certain Selling Stockholders of the Company pursuant to a reoffer prospectus.

         In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling stockholder, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

         The opinions we express herein are limited to matters involving the Delaware corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

         We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

                                                     Sincerely,


                                                     /s/ David L. Ficksman
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                                                     David L. Ficksman
                                                     a Partner of the Firm